Exhibit 10.4

ABRAXAS PETROLEUM CORPORATION
RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”), made as of the __ day of May, 2022 (the “Grant Date”) by and between Abraxas Petroleum Corporation, a Nevada corporation (the “Company”), and ______________ (the “Participant”), evidences the grant by the Company of an Award of Restricted Stock (the “Award”) to the Participant on such date and the Participant’s acceptance of the Award in accordance with the provisions of the Abraxas Petroleum Corporation 2005 Non-Employee Directors Long-Term Equity Incentive Plan, as amended or restated from time to time (the “Plan”). The Company and the Participant hereby agree as follows:

1.    Basis for Award. This Award is made under the Plan pursuant to Section 11 thereof.

2.    Stock Awarded.

(a)    The Company hereby awards to the Participant, in the aggregate, ______ Shares of Company Common Stock (“Restricted Stock”), which shall be subject to the restrictions and conditions set forth in the Plan and in this Agreement.

(b)    Each certificate issued in respect of the Restricted Stock shall be registered in the Participant’s name and deposited by the Participant, together with a share power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE ABRAXAS PETROLEUM CORPORATION 2005 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN AND THE RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND ABRAXAS PETROLEUM CORPORATION IN RESPECT OF SUCH STOCK.”

At the expiration of the restrictions, the Company shall redeliver to the Participant (or the Participant’s legal representative, beneficiary or heir) share certificates for the Restricted Stock deposited with it without any legend except as otherwise provided by the Plan, this Agreement or as otherwise required by applicable law. Except as otherwise provided by the Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificates evidencing such Restricted Stock, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Restricted Stock, notwithstanding the award or exercise of the Restricted Stock. Notwithstanding the foregoing, the Company shall retain custody of all securities or other property (other than regular cash dividends) distributed by the Company in respect of the Restricted Stock (“Retained Distributions”), subject to the restrictions set forth in this Agreement and such Retained Distributions shall be subject to the same restrictions and terms and conditions as are applicable to such Restricted Stock.

Except as provided in the Plan or this Agreement, the restrictions on the Restricted Stock covered by this Agreement are that the stock will be forfeited by the Participant and all of the Participant’s rights to such stock shall immediately terminate without any payment or consideration by the Company, in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such Restricted Stock made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding, or otherwise, except that the Restricted Stock may be transferred by will or by the laws of descent or distribution. The Restricted Stock may be exercised, during the lifetime of the Participant, only by the Participant, unless the Compensation Committee (the “Committee”) permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

Each Restricted Stock Award may, in the sole and absolute discretion of the Committee, have different forfeiture and vesting provisions.

3.    Vesting. The restrictions described in Section 2 of this Agreement shall lapse with respect to 33 1/3% of the Restricted Stock on the first (1st) anniversary of the Grant Date, with respect to an additional 33 1/3% of the Restricted Stock on the second (2nd) anniversary of the Grant Date, and with respect to the remaining 33 1/3% of the Restricted Stock on the third (3rd) anniversary of the Grant Date. All restrictions shall lapse with respect to 100% of the Restricted Stock and the Restricted Stock shall become fully vested upon the earliest to occur of (a) the expiration of three (3) years from the Grant Date, (b) the Participant’s death or total disability, or (c) subject to Section 4 and the terms of the Plan, the effective date of a Change of Control, as defined in the Plan. All determinations as to whether the Participant has become totally disabled shall be made by a majority of the remaining members of the Board upon the basis of such evidence as it deems necessary or desirable, and shall be final and binding on all interested persons. Except as set forth in Section 4, if the Participant ceases to be a Director of the Company for any reason, at any time prior to the vesting dates, vesting of Restricted Stock shall cease and any unvested Restricted Stock shall automatically be forfeited upon cessation of service.

4.    Continuous Service Prior to Change of Control. In order for the Restricted Stock to vest upon a Change of Control, the Participant must continuously serve as a Director of the Company; provided, however, that if any Participant ceases to serve as a Director within the sixty (60) day period preceding consummation of the Change of Control, then such Participant shall be deemed to have been a Director of the Company as of the Change of Control.

5.    Beneficiary Designations. The Participant shall file with the Secretary of the Company a written designation of his beneficiary (“Designated Beneficiary”) to whom Restricted Stock otherwise due the Participant shall be distributed in the event of Participant’s death. The Participant shall have the right to change the Designated Beneficiary from time to time, provided, however, that any change shall not become effective until received in writing by the Secretary of the Company. If any Designated Beneficiary shall survive the Participant but shall die before receiving all of the Restricted Stock under the Plan, any remaining Restricted Stock due the Participant shall be distributed to the deceased Designated Beneficiary’s estate. If there is no Designated Beneficiary on file at the time of the Participant’s death, or if the Designated Beneficiary has predeceased such Participant, the payment of any remaining benefits shall be made to the Participant’s estate.

6.    Prerequisites to Benefits. Neither the Participant, nor any person claiming through the Participant, shall have any right or interest in the Restricted Stock awarded hereunder, unless and until all terms, conditions and provisions of this Agreement and the Plan which affect the Participant or such other person shall have been complied with as specified herein or in the Plan.

7.    Compliance with Laws and Regulations. The issuance and transfer of Restricted Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Restricted Stock may be listed at the time of such issuance or transfer, and further subject to the approval of counsel for the Company with respect to such compliance. The Participant understands that the Company is under no obligation to register or qualify the Restricted Stock with the Securities and Exchange Commission (“SEC”), any state securities commission or any stock exchange to effect such compliance.

8.    Taxation Upon Vesting of the Restricted Stock; Tax Withholding; 83(b) Election.

(a)    The Participant understands that the Participant will recognize income, for Federal, state and local income tax purposes, as applicable, in respect of the vesting of those Shares of Restricted Stock vesting on each applicable vesting date. By acceptance of this grant of Restricted Stock, the Participant agrees to report the relevant income in accordance with then applicable law and to cooperate with the Company and its subsidiaries in establishing the amount of such income and corresponding deduction to the Company and/or its subsidiaries for its income tax purposes.

(b)    The Participant is responsible for all tax obligations that arise as a result of the vesting of the Restricted Stock. The Company may withhold from any amount payable to the Participant an amount sufficient to cover any Federal, state or local withholding taxes which may become required with respect to such vesting or take any other action it deems necessary to satisfy any income or other tax withholding requirements as a result of the vesting of the Restricted Stock. The Company shall have the right to require the payment of any such taxes and require that the Participant, or the Participant’s beneficiary, furnish information deemed necessary by the Company to meet any tax reporting obligation pursuant to vesting of Shares of Restricted Stock. The Participant may pay his or her withholding tax obligation in connection with the vesting of Shares of Restricted Stock, by making a cash payment to the Company. In addition, the Committee, in its sole discretion, may allow the Participant, to pay his or her withholding tax obligation in connection with the vesting of the Restricted Stock, by (x) surrendering Shares pursuant to the grant of Restricted Stock or (z) surrendering other Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the vesting of the Restricted Stock, in each case having an aggregate fair market value equal to the withholding taxes.

(c)    If the Participant properly elects, within 30 days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the fair market value as of the Grant Date of the Restricted Stock granted hereunder pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the Participant shall pay to the Company, or make other arrangements satisfactory to the Committee to pay to the Company in the year of such grant, any federal, state or local taxes required to be withheld with respect to such Restricted Stock. If the Participant fails to make such payments, the Company or its affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to such Restricted Stock.

9.    Section 280G.

(a)    To the extent that any payment or distribution to or for the benefit of the Participant pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any affiliate, any person whose actions result in a change of ownership or effective control covered by Section 280G(b)(2) of the Code or any person affiliated with the Company or such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the “Payments”) would be subject to the excise tax (the “Excise Tax”) imposed by Section 4999 of the Code, then the Company shall pay or provide to the Participant the greatest of the following, whichever gives the Participant the highest net after-tax amount (after taking into account federal, state, local and social security taxes at the maximum marginal rates): (1) the Payments, or (2) one dollar less than the amount of the Payments that would subject the Participant to the Excise Tax (the “Safe Harbor Cap”). If the Payments are so reduced, the Company shall reduce or eliminate the Payments in the following order: (A) equity-based payments that may not be valued under Treas. Reg. Section 1.280G-1, Q&A-24(c) (“24(c)”), (B) cash-based payments that many not be valued under 24(c), (C) equity-based payments that may be valued under 24(c), (D) cash payments that may be valued under 24(c) and (E) other types of benefits. With respect to each category of the foregoing, such reduction shall occur first with respect to amounts that are not "deferred compensation" within the meaning of Section 409A of the Code and next with respect to payments that are deferred compensation, in each case, beginning with payments or benefits that are to be paid the farthest in time from the Qualified Firm's (as defined below) determination.

(b)    All determinations required to be made under this Section 9, including whether and when the Safe Harbor Cap is required and the amount of the reduction of the Payments pursuant to the Safe Harbor Cap and the assumptions to be utilized in arriving at such determination, shall be made by a certified public accounting firm or executive compensation consulting firm, in either case of national standing (a “Qualified Firm”) selected by the Company that is reasonably acceptable to the Participant. All fees and expenses of the Qualified Firm shall be borne solely by the Company. Any determination by the Qualified Firm shall be binding upon the Company and the Participant. Participant shall cooperate, to the extent Participant’s reasonable out-of-pocket expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax.

10.    Securities Laws.

(a)    Upon the acquisition of the Shares pursuant to this Agreement, the Participant will make such written representations, warranties, and agreements as the Committee may reasonably request to comply with securities laws or with this Agreement. Participant hereby agrees not to offer, sell or otherwise attempt to dispose of any Shares issued to the Participant pursuant to this Restricted Stock award in any way which would: (x) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law or the laws of any other county) or to amend or supplement any such filing or (y) violate or cause the Company to violate the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, or any other Federal, state or local law, or the laws of any other country. The Company reserves the right to place restrictions on any Shares the Participant receives as pursuant to this grant of Restricted Stock.

(b)    Notwithstanding anything to the contrary herein, in the event that (i) the Participant is subject to the Company’s insider trading policy, including any policy permitting officers and directors to sell Shares only during certain “window” periods, in effect from time to time (collectively, the “Policy”) or the Participant is otherwise prohibited from selling Shares in the public market and any Shares of Restricted Stock for which the Transfer Restrictions are scheduled to lapse and Shares scheduled to vest (the “Original Vesting Date”) that (A) does not occur during an open “window period” applicable to the Participant or on a day on which the Participant is permitted to sell Shares underlying any portion of the Restricted Stock that has vested pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Policy, as applicable, or (B) does not occur on a date when the Participant is otherwise permitted to sell Shares on the open market, and (ii) the Company elects not to satisfy the Participant’s tax withholding obligations by the Participant surrendering Shares to the Company, then such restrictions shall not lapse and such Shares shall not vest on such Original Vesting Date and shall instead be deemed to be vested, as applicable, on (x) the first business day of the next occurring open “window period” applicable to the Participant pursuant to the Policy, or (y) the next business day on which the Participant is not otherwise prohibited from selling Shares in the open market, but in no event later than March 31st of year following the year in which applicable portion of the Shares of Restricted Stock vests.

11.    Agreement Subject to Plan and Applicable Law. This Agreement is made pursuant to the Plan and shall be interpreted to comply therewith. A copy of the Plan is attached hereto as Exhibit A. Any provision of this Agreement inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan. The Plan shall control in the event there shall be any conflict between the Plan and this Agreement, and it shall control as to any matters not contained in this Agreement. The Committee shall have authority to make constructions of this Agreement, and to correct any defect or supply any omission or reconcile any inconsistency in this Agreement, and to prescribe rules and regulations relating to the administration of this Award and other Awards granted under the Plan.

12.    No Right to Continued Employment. Nothing in this Agreement shall be deemed by implication or otherwise to confer upon the Participant the right to continue in the service of the Company, or impose any limitation on any right of the Company or any of its affiliates to terminate the Participant’s service at any time for any reason.

13.    Representations and Warranties of Participant. The Participant represents and warrants to the Company that:

(a)    Agrees to Terms of the Plan. The Participant has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. The Participant acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock or disposition of the Restricted Stock once vested, and that the Participant should consult a tax adviser prior to such time.

(b)    Cooperation. The Participant agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

(c)    Shares Not Being Acquired for Distribution. The Participant represents and agrees the Restricted Stock is being acquired without a view to distribution thereof.

14.    Adjustments to Shares. Pursuant to Section 4 of the Plan, the Committee may make appropriate adjustments to the number and class of shares relating to Restricted Stock as it deems appropriate, in its sole discretion, to preserve the value of this Award. The Committee’s adjustment shall be made in accordance with the provisions of Section 4 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

15.    Governing Law; Modification. This Agreement shall be governed by the laws of the State of Nevada without regard to the conflict of law principles. The Agreement may not be modified except in writing signed by both parties.

16.    Section 409A. The Restricted Stock is intended to be exempt from Section 409A of the Code and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be exempt from Section 409A of the Code or, if not exempt, in compliance therewith. Nothing contained herein shall constitute any representation or warranty by the Company regarding compliance with Section 409A of the Code. The Company shall have no obligation to take any action to prevent the assessment of any additional income tax, interest or penalties under Section 409A of the Code on any Person and the Company, its subsidiaries and affiliates, and each of their respective employees and representatives, shall have no liability to the Participant with respect thereto.

17.    Defined Terms. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms used but not defined herein have the definitions as provided in the Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the discretionary terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control.

18.    Miscellaneous. The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

ABRAXAS PETROLEUM CORPORATION

By:

Name: Robert L.G. Watson

Title: President & Chief Executive Officer

PARTICIPANT

By:

Name:

EXHIBIT A

Amended and Restated Abraxas Petroleum Corporation

2005 Non-Employee Directors Long-Term Equity Incentive Plan

(Attached)